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EXHIBIT 11  --  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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                                                                                 Year Ended
                                                                                 December 31
(in thousands, except per share data)                           2000                 1999                 1998
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
Basic:
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Average shares outstanding                                       26,270               26,790               26,861
                                                          =============       ==============       ==============

Net Income                                                $      44,810       $       44,150       $       39,030
                                                          =============       ==============       ==============
Per Share Amount                                          $        1.71       $         1.65       $         1.45
                                                          =============       ==============       ==============

Diluted:
--------

Average shares outstanding                                       26,270               26,790               26,861

Net effect of dilutive stock options                                595                  847                1,016
based on the treasury stock method
using the average market price or
quarter end price, whichever is greater
                                                          -------------       --------------       --------------
            Total Shares Outstanding                             26,865               27,637               27,877
                                                          =============       ==============       ==============
Net Income                                                $      44,810       $       44,150       $       39,030
                                                          =============       ==============       ==============
Per Share Amount                                          $        1.67       $         1.60       $         1.40
                                                          =============       ==============       ==============
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